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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporated by reference in the Registration Statement (Form S-8) pertaining to the Consultants' Stock Bonus of Norris Communications, Inc. of our report dated May 24, 1996 (except as to Note 16[b] which is as of June 7, 1996), with respect to the consolidated financial statements of Norris Communications, Inc. (formerly Norris Communications Corp.) included in its Annual Report (Form 10-KSB/A) for the year ended March 31, 1996 filed with the Securities and Exchange Commission.





                                                     /s/ ERNST & YOUNG
                                               ------------------------------
                                                   Chartered Accountants

Vancouver, Canada,
December 13, 1996